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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Simpatix Inc.

We consent to the incorporation by reference in the Registration Statements (Nos. 333-81843, 333-63631, 333-50699 and 333-18937) on Form S-8 of TMP
Worldwide, Inc. of our report dated April 19, 2000 with respect to the financial statements of Simpatix Inc. for the years ended December 31, 1999, 1998 and 1997, which report appears in the Form 8-K/A of TMP Worldwide, Inc. dated
July 21, 2000.

/s/ Marcum & Kliegman LLP
New York, New York
July 21, 2000